Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On June 23, 2020 BOQI International Medical Inc. (the “Company”) completed the sale of its legacy energy saving enhancement business conducted through NF Energy Saving Investment Limited and its subsidiaries (the “NF Group”) for approximately $10 million in cash.

In late 2019, the Company committed to a plan to dispose of the NF Group and on March 31, 2020 entered into a stock purchase agreement to sell the NF Group (the “NF SPA”). The plan to dispose of the NF Group and the actions taken to fulfill the plan resulted in the Company classifying the business of the NF Group as a discontinued operation according to ASC 205-20 Presentation of Financial Statements – Discontinued Operation, As a result, all of the assets and liabilities of the NF Group were reclassified as a discontinued operation in the statement of position as of December 31, 2019 and 2018, and the results of the operation presented under the line item net loss from discontinued operation for the years ended December 31, 2019 and 2018 in the Company’s financial statements included in its Annual Report on Form 10-K.

The accompanying unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations are derived from, and should be read in conjunction with, the historical financial statements and notes thereto of the Company, as presented in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on May 14, 2020, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on October 19, 2020.

The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the sale of the NF Group (the “Transaction”), as if the Transaction had occurred on June 30, 2020 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2020, for the unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K. The unaudited pro forma condensed financial statements do not purport to represent and are not necessarily indicative of what the Company’s actual financial position and results of operations would have been had the transaction occurred on the dates indicated. In addition, these unaudited proforma condensed consolidated financial statements should not be considered to be indicative of the Company’s future financial performance.

The unaudited pro forma condensed consolidated financial information includes information, statements, and assumptions that are or may be considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally may be identified by the use of words such as “may,” “should,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions. Statements that describe objectives, plans, or goals also are forward-looking statements. These forward-looking statements involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements due to, among other, the risks and uncertainties described under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. For any forward-looking statements contained herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company undertakes no obligation to update publicly or revise any forward-looking statements in light of the new information or future events, except as required by law.

	Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of June 30, 2020	NF energy	Proforma Adjustments		Proforma

CURRENT ASSETS
Cash	$96,312	21,825			118,137
Restricted cash	13,090	180,494			193,585
Accounts receivable, net	3,118,402	44,087			3,162,489
Advances to suppliers	2,197,249	50,165			2,247,414
Amount due from related parties	49,776	-			49,776
Inventories	2,523,075	1,360,746			3,883,821
Prepayments and other receivables	4,407,373	103,120			4,510,493
Amount due from affiliate	3,584,552	-	(3,584,552	)(1)	-
Total current assets	15,989,829	1,760,437	(3,584,552)		14,165,715

NON-CURRENT ASSETS
Deferred tax assets	244,351				244,351
Long-term Investment	4,994,475		(4,994,475	)(2)	-
Property, plant and equipment, net	756,712	16,694,212			17,450,923
Intangible assets, net	7,458,486	2,343,299			9,801,785
Goodwill	6,443,170				6,443,170
Total non-current assets	19,897,194	19,037,510	(4,994,475)		33,940,230

TOTAL ASSETS	$35,887,024	20,797,948	(8,579,027)		48,105,945

CURRENT LIABILITIES
Short-term loans	$834,028	5,651,602			6,485,631
Long-term loans due within one year	219,554	-			219,554
Convertible promissory note, net	3,852,890	-			3,852,890
Derivative liability	1,329,842	-			1,329,842
Accounts payable, trade	3,757,567	2,318,939			6,076,505
Advances from customers	828,939	383,728			1,212,667
Amount due to related parties	649,059	1,521,634			2,170,692
Amount due to affiliate	-	4,144,349	(4,144,349	)(1)	-
Taxes payable	317,009	1,260,280			1,577,288
Other payables and accrued liabilities	11,208,548	2,461,780			13,670,328
Total current liabilities	$22,997,437	17,742,311	(4,144,349)		36,595,399

Long-term loans - noncurrent portion	163,920				163,920

TOTAL LIABILITIES	$23,161,357	17,742,311	(4,144,349)		36,759,319

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $0.001 par value; 50,000,000 shares authorized;	10,384	4,994,370	(4,994,370	)(2)	10,384
Paid-in capital					-
Additional paid-in capital	22,626,434	2,075,251			24,701,685
Statutory reserves		188,873			188,873
Retained earnings (loss)	(9,857,064)	(5,021,261)			(14,878,324)
Accumulated other comprehensive income(loss)	(128,925)	1,102,573	559,692	(1)	1,533,340
Non controlling interests	74,838	(284,170)			(209,332)
					-
Total equity	$12,725,667	3,055,637	(4,434,678)		11,346,626

Total liabilities and equity	$35,887,024	20,797,948	(8,579,027)		48,105,945

The accompanying notes are an integral part of the condensed consolidated financial statements

	BIMI Group	NF Group	Consolidated Proforma
	For the six months ended June 30,2020

REVENUES	$(4,217,841)	$(8,537)	$(4,226,378)

COST OF REVENUES	3,403,775	3,394	3,407,169

GROSS PROFIT	(814,066)	(5,143)	(819,209)

OPERATING EXPENSES:
Sales and marketing	650,670	99	650,769
General and administrative	3,391,297	498,113	3,889,410
Total operating expenses	4,041,967	498,212	4,540,179

INCOME (LOSS) FROM OPERATIONS	3,227,901	(493,069)	2,734,831

OTHER INCOME (EXPENSE)
Interest expense	69,921	307,525	377,446
Other income (expense)	23,809	(11)	23,798
Total other income (expense), net	(46,112)	(307,536)	(353,648)

INCOME (LOSS) BEFORE INCOME TAXES	3,274,013	(800,605)	2,473,408
			-
PROVISION FOR INCOME TAXES	44,539	-	44,539

NET INCOME (LOSS)	3,229,474	(800,605)	2,517,947
Less: net income (loss) attributable to noncontrolling interest	26,274	(10,967)	37,241
NET INCOME (LOSS) ATTRIBUTABLE TO NF Energy	$3,255,748	(811,572)	2,555,188

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted	10,203,861	10,203,861	10,203,861

EARNINGS (LOSS) PER SHARE (Basic and diluted)
Net income (loss) - basic and diluted	0.32	(0.08)	0.25

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except per share information)

Note 1. Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Transaction, (2) factually supportable and (3) with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company. The pro forma condensed consolidated financial statements do not necessarily reflect what the consolidated Company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The condensed consolidated pro forma financial information does not reflect the realization of any expected cost savings from the sale of the NF Group.

Note 2. Disposition of the NF Group

The estimated net proceeds and gain on the sale of the NF Group based on the historical book balances of the NF Group as of June 30, 2020, are as follows:

Proceeds from sale (1)	$10,000,000
Net assets sold as of June 30, 2020	(3,055,637)
Accumulated other comprehensive income	1,008,760
Amount due from the NF Group to the Company (2)	(3,584,552)
Estimated gain on sale (3)	$4,368,571

(1)	The closing of the sale of the NF Group was completed on June 23, 2020, at which time the Company received banker’s acceptance bills (Chinese bank instruments) in an aggregate amount of $10 million from the buyer.

(2)	Outstanding amount due to the Company from the NF Group has been offset.

(3)	Based on facts and circumstances available as of the date of this Current Report on Form 8-K, the Company expects no taxable gain on the sale of the NF Group.

Note 3. Pro Forma Adjustments

The following are descriptions of the pro forma adjustments related to the Transaction:

(1)	Prior to the sale of the NF Group the financial statement of the Company reflected Intercompany transactions with the NF Group. The amount due from the NF Group to the Company of $4,144,349 has been offset by the amount due to the NF Group from the Company of $3,584,552, and the balance was recorded as Accumulated Other Comprehensive Income (Loss).

(2)	The $4,994,475 recorded as the Company’s long term investment in the NF Group was offset upon consolidation.

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